CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.623 to the Registration Statement on Form N-1A of Northern Lights Fund Trust II and to the use of our report dated April 29, 2026 on the financial statements and financial highlights of the Beacon Dynamic Allocation Fund, a series of Northern Lights Fund Trust II, appearing in Form N-CSR for the year ended February 28, 2026, which is also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 24, 2026